Exhibit 10.194

Counterpart to Registration Rights Agreement
July 10, 2014
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated May 6, 2014 by and among Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation, the Guarantors party thereto, RBC Capital Markets, LLC and Deutsche Bank Securities Inc., relating to the 7.25% Senior Notes due 2022, to be bound by the terms and provisions of such Registration Rights Agreement.

Exhibit 10.194

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.

ENDO NETHERLANDS B.V.
By:	/s/ Blaine Davis
Name:	Blaine Davis
Title:	Managing Director A

By:	/s/ Gert Jan Rietberg
Name:	Gert Jan Rietberg
Title:	Managing Director B